UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GENERAL MESSAGES

•	We will file a Proxy with the SEC in September that provides background information and other details related to our transaction with Hydro One to enable our shareholders to cast their votes either for or against this merger, at a special shareholder meeting to be held in the November time frame.

•	The proxy will display executive compensation tables. These tables detail change in control severance compensation that will paid to the top five executive officers of Avista but only at the time they are no longer active employees. This means that the change in control severance payment will only be available once an executive leaves the company. When each executive will choose to retire will be a personal decision, just as it is for all employees at Avista.

•	The Proxy will also include a section showing the estimated value of each officer’s stock holdings.

•	Publishing executive compensation details is nothing new for us. We share our executive compensation numbers publically every year, as do all publically traded companies.

•	Every year prior to our annual shareholder meeting we issue the Proxy Statement to all shareholders and concurrently we put the Proxy Statement on the Avista Corp. website for general public access.

•	Scott Morris has had a change in control contact in place for 17 years. It was part of his executive compensation provided at the time he became an Avista officer back in 2000.

•	All of the officers of Avista received a change in control contract when they became officers as well.

•	Change of control contracts are typical for executives in publically traded companies. They are intended to minimize any potential conflicts of interest and give us the freedom to make difficult decisions for the company even if we might be personally be impacted.

•	Personal impact could include a change of ownership that puts our jobs at risk, or a change to our level of authority, or a forced move to a new location in order to maintain our employment.

•	Corporate transaction activity can create uncertainty for critical executive talent. Uncertainty can create retention risk for a company. An executive with sufficient severance protection is less likely to leave voluntarily to seek other employment in the face of transaction-related uncertainty.

•	Providing CIC protection is often needed to attract and retain the best talent.

•	The compensation Avista’s top five executives would receive as a result of the Change in Control based on the Hydro One acquisition should be understood in context.

•	The values are consistent with market based pay for executives in publically traded companies.

•	Having Change in Control (CIC) contracts for executives is a normal industry practice.

•	Avista’s CIC contracts are market based and represent typical payment practices for executives.

•	The largest portion of the payment listed in the table is based on the stock holdings of the officers that have been part of each executive’s total compensation over the years.

•	All stock payments and severance are subject to tax, including an excise tax.

•	Any amounts paid to executives under a CIC will not be included in customers’ rates.

•	The decision to sell Avista to Hydro One was made only after careful consideration as to the best course of action for the long term stability of the company and all of our employees and our customers and our shareholders. These were the top priorities.

•	Given recent utility industry consolidation and the strength of our business, we determined that now is the right time to enter into a transaction. And Hydro One’s business structure allowed us to keep our headquarters in Spokane, preserve our existing workforce, and ensure that Avista will continue to be a strong, positive presence in our local community well into the future.

•	I remain confident that this is the right decision for Avista employees, investors, customers and the local community, and I’m pleased by the leadership of our executive team in staying focused on getting all the work done to finalize this transaction.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.